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                                                                       EXHIBIT 3
                           SELECT COMFORT CORPORATION

                         SENIOR SECURED CONVERTIBLE NOTE



R-1
$4,100,000                                                          June 6, 2001


         For Value Received the undersigned Select Comfort Corporation, a Minnesota corporation (hereinafter called the "Company"), hereby promises to pay to St. Paul Venture Capital VI, LLC, or registered assigns (the "Holder"), at its principal office in the City of Eden Prairie, Minnesota, the principal sum of Four Million One Hundred Thousand Dollars ($4,100,000) on the fifth anniversary of the date hereof, and to pay interest at such place on the unpaid principal hereof from the date hereof at the rate of 8% per annum (computed on the basis of a 360-day year, 30-day month) annually on each anniversary of the date hereof, commencing June 6, 2002, until the principal hereof shall have been paid in full. The principal of and interest on this Note shall be paid in lawful money of the United States. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default under and as defined in the Agreement referred to below, the rate per annum at which interest shall accrue on the unpaid principal amount of this Note shall increase by 3%.

         This Note has been issued under the terms and provisions of a Note Purchase Agreement (as amended, modified or supplemented from time to time, the "Agreement"), dated June 1, 2001, among the Company and the Purchasers named in
Schedule 1 thereto and is entitled to the benefits thereof. All capitalized terms which are used but not otherwise defined in this Note shall have the respective means ascribed thereto in the Agreement.

         As provided in the Agreement, this Note is guaranteed by each of the Subsidiaries of the Company pursuant to the Guaranty and is secured by substantially all of the personal property of the Company and its Subsidiaries pursuant to the Security Agreements.

         Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note, including accrued interest, may be declared to be or shall become immediately due and payable as provided in the Agreement.

         This Note is subject to the following additional provisions, terms and conditions:

         1. NO PREPAYMENT. This Note may be prepaid only with the prior written consent of the holders of at least 67% of the aggregate principal amount of the Notes outstanding immediately prior to such prepayment, as provided in Section 10 of the Agreement. Nothing herein or in said section shall affect in any way the right of the Holder to convert any portion of the principal of this Note at any time and from time to time prior to its prepayment in accordance with paragraph 2 hereof.

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         2.       CONVERSION RIGHTS.
                  -----------------

         (a) The principal of this Note is convertible in whole or in part at any time prior to its payment at the option of the Holder into fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial conversion price of $1.00 per share (subject to adjustment as hereinafter provided).

         (b) In order to exercise the conversion privilege, the Holder shall surrender this Note to the Company at its principal office, accompanied by written notice to the Company that the Holder elects to convert the principal of this Note or a part thereof. The principal of this Note or the part thereof to be converted shall be deemed to have been converted as of the close of business on the day of surrender of this Note for conversion in accordance with the foregoing provisions, and at such time the rights of the Holder, as such, in respect of the part of the principal of this Note to be converted shall cease and the Holder shall be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable (but in no event more than three business days) after such conversion, the Company (i) shall issue a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with, in the event the principal of this Note is being converted in part only, a new Note representing the principal amount hereof which shall not have been converted bearing interest from the date to which interest on such unconverted principal amount has been paid under the Note surrendered, and (ii) shall pay to the Holder all unpaid interest accrued to the conversion date on the principal amount of this Note or part thereof which shall have been converted.

         (c)      The above provisions are, however, subject to the following:

                  (i) The conversion price shall, from and after the date of issuance of this Note, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price, the Holder shall thereafter be entitled to receive the number of shares obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment, and dividing the product thereof by the conversion price resulting from such adjustment.

                  (ii) Except for (A) the grant of options to purchase Common Stock to employees or directors of the Company, consultants to the Company, or the Company's employee stock purchase plan, as approved from time to time by the Board of Directors of the Company or a committee thereof, and the issuance of shares of Common Stock pursuant to the exercise of such options, and (B) the issuance of shares of Common Stock pursuant to the exercise of options or warrants outstanding prior to the original issuance of this Note that were approved by the Board of Directors or a committee thereof, if and whenever the Company shall issue or sell any shares of its Common Stock for a consideration

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         per share less than the conversion price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the conversion price shall be reduced to such lesser price. No such adjustment of the conversion price, however, shall be made in an amount less than 2% of the conversion price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 2% of the conversion price then in effect.

                  In addition, if the market price (determined in the manner provided under clause (xi) of this paragraph 2(c)) as of the close of business on October 31, 2001 is below the conversion price in effect immediately prior to such time, then, at such time, the conversion price shall be reduced to such market price.

                  Notwithstanding the foregoing provisions of this clause (ii), until the receipt of approval by the shareholders of the Company, by the vote required under Section 4350(i) of the National Association of Securities Dealers Manual & Notice to Members, of such provisions, any adjustment of the conversion price pursuant to such provisions shall be made only to the extent such adjustment would not result in the reduction of the conversion price to an amount less than $0.74. Any adjustment that would have otherwise been made pursuant to the foregoing provisions of this clause (ii) but for the provisions of the immediately preceding sentence, will be made retroactively immediately upon the receipt of the shareholder approval specified in the immediately preceding sentence.

                  (iii) For the purposes of paragraph (ii), the following provisions (A) to (E), inclusive, shall also be applicable:

                           (A) In case at any time the Company shall grant
                  (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (1) Common Stock or (2) any obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (aa) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of

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                  additional consideration payable to the Company upon the
                  exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the conversion price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in clause (vi) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (B) In case the Company shall issue or sell (whether
                  directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (aa) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the conversion price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (1) except as provided in clause (vi) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon

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                  conversion or exchange of such Convertible Securities, and (2)
                  if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this clause (iii), no further adjustment of the conversion price shall be made by reason of such issue or sale.

                           (C) In case any shares of Common Stock or Convertible
                  Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deducting therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or

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                  securities of the other corporation, and if any such
                  calculation results in adjustment of the conversion price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of clause (vii) below, shall be made after giving effect to such adjustment of the conversion price.

                           (D) In case the Company shall take a record of the
                  holders of its Common Stock for the purpose of entitling them
                  (1) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (2) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                           (E) The number of shares of Common Stock outstanding
                  at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this clause (iii).

                  (iv) In case the Company shall (A) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in clause (v) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (B) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the Holder upon the conversion hereof will be entitled to receive the number of shares of Common Stock to which the Holder shall be entitled upon such conversion, and, in addition and without further payment therefor, each dividend described in subclause
         (A) above and each dividend or distribution described in subclause (B) above which the Holder would have received by way of dividends or distributions if, continuously since the Holder became the record holder of this Note, the Holder (1) had been the record holder of the number of shares of Common Stock then received, and (2) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or

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         distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

                  (v) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

                  (vi) If (A) the purchase price provided for in any right or option referred to in clause (iii)(A) above, or (B) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (iii)(A) or (iii)(B) above, or (C) the rate at which any Convertible Securities referred to in clause (iii)(A) or (iii)(B) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the conversion price then in effect shall forthwith be increased or decreased to such conversion price which would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (1) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the conversion price then in effect hereunder shall forthwith be increased to such conversion price which would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option referred to in clause (iii)(A) above or the rate at which any Convertible Securities referred to in clause (iii)(A) or (iii)(B) above are convertible into or exchangeable for Common Stock shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the conversion price then in effect hereunder shall forthwith be

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         decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

                  (vii) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of its assets to another corporation or entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Note and in lieu of or in addition to (as the case may be) the shares of the Common Stock of the Company immediately theretofore receivable upon conversion hereof, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon conversion hereof, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares issuable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume, by written instrument executed and mailed (by certified mail, postage prepaid and return receipt requested) to the Holder at its address for notices under the Agreement, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                  (viii) Upon any adjustment of the conversion price, then and in each such case the Company shall give written notice thereof to the Holder, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (ix)     In case any time:

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                           (A) the Company shall declare any cash dividend on
                  its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                           (B) the Company shall pay any dividend payable in
                  stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                           (C) the Company shall offer for subscription pro rata
                  to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (D) there shall be any capital reorganization, or
                  reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or entity; or

                           (E) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Company;

         then, in any one or more of said cases, the Company shall give written notice to the Holder of the date on which (1) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                  (x) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 2(c) are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

                  (xi) No fractional shares of Common Stock shall be issued upon the conversion of this Note, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of

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         such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the effective date of such conversion. "Market price" for purposes of this clause (xi) (and for purposes of clause (ii) of this paragraph 2(c)) shall mean, if the Common Stock is traded on a securities exchange or on The NASDAQ Stock Market, the closing sales price of the Common Stock on such exchange or market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of ten consecutive trading days ending on the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or The NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

                  (xii) As used in this paragraph 2 and paragraph 3 hereof, the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon conversion of this Note shall include shares designated as Common Stock of the Company on the date of original issue of this Note or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in clause (vii) above.

         3. MANDATORY CONVERSION. In the event the holders of at least 67% of the aggregate principal amount of the Notes then outstanding consent in writing to the mandatory conversion of all of the Notes (which consent shall specify the date, which shall be no more than 30 days after the date such consent is given, as of which such conversion shall be effective), all of the principal of this Note shall automatically be converted into shares of Common Stock, without any act by the Company or the Holder, effective as of the close of business on the date specified for such conversion in such consent. In addition, if, for a period of at least ten out of 20 consecutive trading days occurring after the first anniversary of this Note, the Common Stock is traded on a national securities exchange or the NASDAQ National Market and the closing sales price of the Common Stock on such exchange or market equals or exceeds four times the initial conversion price of this Note (as adjusted for stock splits, stock dividends, recapitalizations and the like occurring after the original issue of this Note), then all of the principal of this Note shall automatically be converted into shares of Common Stock, without any act by the Company or the Holder, effective as of the close of business on the last of such

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ten trading days. Upon any such automatic conversion, the Holder shall be entitled to receive the full number of shares of Common Stock into which this Note could be converted if the Holder had exercised its conversion right at the effective time of such automatic conversion. As promptly as practicable (but in no event more than three business days) after any such automatic conversion, the Company (i) shall notify the Holder in writing of such conversion, which notice shall specify the effective time of such conversion and, in reasonable detail, the circumstances triggering such conversion, and (ii) shall pay to the Holder all unpaid interest accrued to the conversion date on this Note, whereupon the Holder shall promptly surrender this Note in exchange for appropriate stock certificates representing shares of Common Stock of the Company.

         4.       MISCELLANEOUS.

         (a) This Note shall be governed by the laws of the State of Minnesota, without giving effect to principles of conflicts of law thereof.

         (b) The Company hereby waives demand, presentment, protest, notice of non-payment, dishonor and notice of dishonor, except to the extent expressly required by the Agreement.

         (c) All notices hereunder shall be in writing and shall be given in the manner and with the effect provided in the Agreement.

         (d) The Company shall pay all reasonable costs of collection, including without limitation reasonable attorneys' fees and disbursements, in the event this Note is not paid when due.


                                       SELECT COMFORT CORPORATION


                                       By:  /s/ Mark A. Kimball
                                          --------------------------------------
                                              Name:  Mark A. Kimball
                                              Title:  Senior Vice President


                           RESTRICTION ON TRANSFER

         The security evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may lawfully be made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration.

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